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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89860 and 333-77831 on Form S-8 of our report dated March 25, 2005, relating to the consolidated financial statements of John Q. Hammons Hotels, Inc. appearing in this Annual Report on Form 10-K of John Q. Hammons Hotels, Inc. For the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 30, 2005